Exhibit 99.1

      DRI Corporation Notes Federal Transit Security Funding Legislation
                                Signed into Law

                       Record Funding for Transit Security

    DALLAS--(BUSINESS WIRE)--Aug. 3, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, noted today that President Bush has signed into law H.R. 1, Improving America's Security Act of 2007, which significantly increases transit security funding -- approximately $3.4 billion over federal fiscal years 2008-2011.

    "This law sets a new transit security funding record. In our opinion, this establishes a trend for increased security-related funding -- a trend that is important to our business. As the appropriation process that follows takes the funds to our customers, we will be there with our products. It is very significant that these funds do not require local matching funds for projects to be implemented under the legislation. We expect to comment further on this important development during the shareholder conference call that will accompany our earnings press release on or about Aug. 14," David
L. Turney, the Company's Chairman, President and Chief Executive
Officer, said.

    Authorized approximate federal funding levels are $650 million for fiscal year 2008, $750 million for fiscal year 2009, $900 million for fiscal year 2010, and $1.1 billion for fiscal year 2011.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitations, statements concerning the Company's belief that newly enacted legislation will establish a trend for increased security-related funding, statements that such an increase would be significantly important to our business, statements implying that we could meet an expected increase in demands for our products and services, as well as statements that contain words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc. These forward-looking statements are subject to risks and uncertainties, including risks that the newly enacted funding legislation may not establish a trend toward for public transit security funding, risks that such increased funding may not in turn benefit the Company's business and operations, risks that there may not be an increased demand for our products, risks that we may not be able to meet an increase in the demand for our products and services, which may arise as a result of this increased security related funding, as well as other risks and uncertainties as set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business, as those risk factors are updated and supplemented by our quarterly reports on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com